Item 77C-DWS Cash Investment Trust
Registrant incorporates by reference its Proxy
Statement filed on March 8,
2006 (Accession No. 0001193125-06-048473).
Shareholder Meeting Results:
A Special Meeting of Shareholders (the "Meeting") of
DWS Cash
Investment Trust (the "Fund") was held on May 5,
2006, at the offices of
Deutsche Asset Management, 345 Park Avenue, New York,
New York
10154. At the Meeting, the following matters were
voted upon by the
shareholders (the resulting votes are presented
below).
I.	Election of Trustees.


Number of Votes:

For
Withheld
Henry P. Becton, Jr.
461,537,857.054
21,949,576.058
Dawn-Marie Driscoll
461,524,547.934
21,962,885.178
Keith R. Fox
461,466,182.554
22,021,250.558
Kenneth C. Froewiss
460,693,484.279
22,793,948.833
Martin J. Gruber
460,436,720.599
23,050,712.513
Richard J. Herring
460,659,461.369
22,827,971.743
Graham E. Jones
460,656,696.144
22,830,736.968
Rebecca W. Rimel
461,302,417.894
22,185,015.218
Philip Saunders, Jr.
461,002,844.154
22,484,588.958
William N. Searcy, Jr.
461,389,212.959
22,098,220.153
Jean Gleason
Stromberg
461,264,312.484
22,223,111.628
Carl W. Vogt
461,040,918.944
22,446,514.168
Axel Schwarzer
460,585,150.339
22,902,282.773

II-A.	Approval of an Amended and Restated Investment
Management
Agreement.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
426,905,547.518
17,139,747.145
23,713,079.449
15,729,059.000
II-B.	Approval of a Subadvisor Approval Policy.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
427,264,533.583
18,594,539.704
21,899,300.825
15,729,059.000
III.	Approval of a Revised Fundamental Investment
Restriction
Regarding Commodities.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
424,060,421.545
21,441,759.262
22,256,193.305
15,729,059.000

IV.	Approval of a Revised Fundamental Investment
Restriction
Regarding Concentration.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
426,765,553.906
19,411,207.168
21,581,613.038
15,729,059.000

The Meeting was reconvened on June 1, 2006, at which
time the following
matter was voted upon by the shareholders (the
resulting votes are
presented below).
V-A.	Approval of Amended and Restated Declaration of
Trust.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
481,559,633.136
19,887,229.652
27,301,055.118
14,004,128.000


*	Broker non-votes are proxies received by the
fund from brokers or nominees when the
broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.